UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

May 7, 2020

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

On May 7, 2020, The Gap, Inc. (the "Company") completed its previously announced private offering of $500 million aggregate principal amount of its 8.375% Senior Secured Notes due 2023 (the "2023 Notes"), $750 million aggregate principal amount of its 8.625% Senior Secured Notes due 2025 (the "2025 Notes") and $1 billion aggregate principal amount of its 8.875% Senior Secured Notes due 2027 (the "2027 Notes" and, with the 2023 Notes and the 2025 Notes, the "Notes") in a private placement to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to persons outside the United States pursuant to Regulation S under the Securities Act. The Company intends to use the net proceeds from the offering of the Notes to redeem the $1.25 billion aggregate principal amount outstanding on its 5.95% notes due 2021 (the "2021 Notes") pursuant to the indenture governing the 2021 Notes, including related redemption costs, pay fees and expenses of the offering, and for general corporate purposes. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the 2021 Notes. Concurrently with the issuance of the Notes, the Company entered into a third amended and restated senior secured asset-based revolving credit agreement providing for an asset-based facility (the "ABL Credit Facility") in an initial aggregate principal amount of $1.8675 billion and repaid the outstanding $500 million previously borrowed under the Revolving Credit Agreement (as defined below).

Indenture

The Notes were issued pursuant to an indenture, dated as of May 7, 2020 (the "Indenture"), by and among the Company, the guarantors party thereto (the "Guarantors"), and U.S. Bank National Association, a national banking association, as trustee and as collateral agent.

Interest and maturity. The 2023 Notes mature on May 15, 2023, and bear interest at a rate of 8.375% per annum. The 2025 Notes mature on May 15, 2025, and bear interest at a rate of 8.625% per annum. The 2027 Notes mature on May 15, 2027, and bear interest at a rate of 8.875% per annum. Interest will accrue from May 7, 2020, and will be payable semi-annually on May 15 and November 15 of each year, commencing November 15, 2020.

Guarantees and security. The Notes will be guaranteed on a senior secured basis, jointly and severally, by the Company’s existing and future direct and indirect domestic subsidiaries that guarantee the ABL Credit Facility or certain future pari passu secured indebtedness. Each guarantee of a guarantor will be pari passu in right of payment with such guarantor’s other senior indebtedness, including its guarantees of the ABL Credit Facility, as applicable, subject to certain collateral arrangements, will be senior in right of payment to any of such guarantor’s subordinated indebtedness and will be effectively senior to such guarantor’s senior unsecured indebtedness, to the extent of the value of the collateral. The Notes and the guarantees will be secured by a first priority lien on security interests in certain of the Company’s and the guarantors’ real property in addition to a lien on substantially all of the Company’s and the guarantors’ intellectual property, equipment, investment property, and general intangibles, subject to certain exceptions and permitted liens. The Notes and the guarantees will be secured by a second priority lien on certain of the assets securing the ABL Credit Agreement, which includes security interests in accounts, inventory, deposit accounts, securities accounts, intercompany loans and related assets, subject to certain exceptions and permitted liens, which security interests will be junior to the security interests in such assets that secure the ABL Credit Facility. The ABL Credit Facility will have a junior lien on certain assets securing the Notes. An intercreditor agreement will govern how the collateral securing the respective debt obligations will be treated among the secured parties.

Optional redemption. The Company may redeem some or all of the 2025 Notes at any time on or after May 15, 2022, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest, if any, to, but not including, the applicable date of redemption, if redeemed during the 12-month period beginning on May 15 of the following years: 2022 - 104.313%; 2023 - 102.156%; and 2024 and thereafter - 100.000%. The Company may redeem some or all of the 2027 Notes at any time on or after May 15, 2023, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest, if any, to, but not including, the applicable date of redemption, if redeemed during the 12-month period beginning on May 15 of the following years: 2023 - 104.438%; 2024 - 102.219%; and 2025 and thereafter - 100.000%.

The Company may redeem up to 35% of the original aggregate principal amount of the 2025 Notes and the 2027 Notes using the proceeds of certain equity offerings completed before, with respect to the 2025 Notes, May 15, 2022, and with respect to the 2027 Notes, May 15, 2023, in each case, at a redemption price equal to, with respect to the 2025 Notes, 108.625%, and with respect to the 2027 Notes, 108.875%, of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the applicable date of redemption. In addition, at any time, and from time to time, prior to, with respect to the 2025 Notes, May 15, 2022, with respect to the 2027 Notes, May 15, 2023, and at any time, with respect to the 2023 Notes, the Company may redeem some or all of the respective Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but not including, the date of redemption, plus a "make-whole"

premium. If the Company sells certain of its assets that are collateral and does not use the proceeds to repay certain indebtedness or to invest in replacement collateral, or if the Company experiences specific kinds of changes of control, the Company must offer to purchase the Notes.

Covenants. The Indenture contains covenants that limit the Company’s ability and the ability of the Company’s restricted subsidiaries to, among other things: (i) grant or incur liens on the collateral; (ii) incur, assume or guarantee additional indebtedness; (iii) enter into sale and lease-back transactions; (iv) sell or otherwise dispose of assets that are collateral; and (v) make certain restricted payments or other investments.

Events of default. The Indenture sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or any of the Company’s significant subsidiaries.

The above summary of the material terms of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture and the 2023 Notes, the 2025 Notes, and the 2027 Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3, and 4.4, hereto, respectively, and incorporated by reference herein.

ABL Credit Facility

Concurrently with the issuance of the Notes, the Company entered into a third amended and restated senior secured asset-based revolving credit agreement, dated as of May 7, 2020 (the "ABL Credit Agreement"), to the second amended and restated revolving credit agreement originally dated as of May 31, 2018 (the "Revolving Credit Agreement"), with Bank of America N.A. as administrative and collateral agent, Sumitomo Mitsui Banking Corporation as documentation agent, the lenders named therein, the issuing banks named therein, and BofA Securities, Inc., JPMorgan Chase Bank, N.A., Citibank ,N.A., Morgan Stanley Senior Funding, Inc. and HSBC Bank USA, National Association as joint lead arrangers and joint bookrunners, providing for the ABL Credit Facility, in which the borrowing availability is primarily based on the value of certain of the Company’s assets, including the levels of certain eligible cash, accounts receivable, and inventory in the United States and Canada.

Availability, interest and maturity. The maximum availability under the ABL Credit Facility is $1.8675 billion available to the Company for revolving loans in U.S. dollars or "Alternative Currencies", including (i) a $300 million sublimit for the issuance of letters of credit, (ii) a $200 million sublimit for swingline loans and (iii) a $200 million sublimit for borrowings by the Canadian Borrowers (as defined in the ABL Credit Agreement). Subject to the availability under the borrowing base, the Company may make and repay borrowings from time to time until the maturity of the ABL Credit Facility. The Company may make voluntary prepayments of borrowings at any time and must make mandatory prepayments if certain events occur. Borrowings under the ABL Credit Facility will mature, and lending commitments thereunder will terminate, on the date that is the earlier of (x) May 31, 2023, and (y) the date that is 91 days prior to the earliest stated maturity date of (i) the 2023 Notes and (ii) certain specified indebtedness and/or any refinancing debt in respect of the foregoing with a maturity date prior to the date that is 91 days after May 31, 2023. The interest rate for borrowings under the ABL Credit Facility is LIBOR (subject to a floor of 75 basis points) plus a margin of 200-250 basis points, depending on borrowing base availability. Alternatively, the Company has the option of selecting a base rate equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Bank of America prime rate and (c) LIBOR (subject to a floor of 75 basis points) plus 1.00%, plus a margin of 100-150 basis points. Canadian dollar loans will bear interest at a base rate equal to the Canadian prime rate plus a margin of 100-150 basis points. The rate for undrawn availability is between 37.5 and 25.0 basis points depending on utilization.

The proceeds of the ABL Credit Facility will be used for working capital and other general corporate purposes for the Company and its subsidiaries.

The ABL Credit Agreement will also allow the Company to increase the availability under the ABL Credit Facility or add term loans on a "last-out" basis up to a maximum amount equal to the sum of $500 million, plus the difference between $2 billion and the total commitments on the closing date. Also, the aggregate amount of additional last-out term loans cannot exceed $100 million.

Guarantees and security. The Company’s obligations under the ABL Credit Agreement will be guaranteed by certain of its U.S. and Canadian subsidiaries. These obligations are secured by specified U.S. and Canadian assets, including a first lien on inventory, accounts receivable and bank accounts. In addition, the ABL Credit Agreement will be secured by second liens on certain assets securing the Notes (other than real estate), and the Notes will have second liens on certain of the assets securing the ABL Credit Agreement. An intercreditor agreement will govern how the collateral securing the respective debt obligations will be treated among the secured parties.

Covenants. The ABL Credit Agreement contains customary covenants restricting the Company’s activities, as well as those of its subsidiaries, including limitations on the ability to sell assets, engage in mergers, or other fundamental changes, enter into capital leases or certain leases not in the ordinary course of business, enter into transactions involving related parties or derivatives, incur or prepay indebtedness, grant liens or negative pledges on its assets, make loans or other investments, pay dividends or repurchase stock or other securities, guarantee third-party obligations, engage in sale leasebacks and make changes in its corporate structure. There are exceptions to these covenants, and some are only applicable when unused availability falls below specified thresholds. In addition, the ABL Credit Agreement includes, as a financial covenant, a springing fixed charge coverage ratio which arises when availability falls below a specified threshold.

Events of default. The ABL Credit Agreement contains customary events of default, including payment failures, breaches of representations and warranties, failure to comply with covenants, failure to satisfy other obligations under the credit agreements or related documents, defaults in respect of other indebtedness, bankruptcy, insolvency and inability to pay debts when due, material judgments, pension plan terminations or specified underfunding, change of control and failure of certain provisions of any guarantee or security document supporting the Company’s credit facility to be in full force and effect. The cross-default provisions in the ABL Credit Agreement apply if a default occurs on other indebtedness of the Company or the guarantors in excess of a specified amount and the applicable grace period in respect of the indebtedness has expired, such that the lenders of or trustee for the defaulted indebtedness have the right to accelerate. If an event of default occurs under the ABL Credit Agreement, subject to any applicable grace period, the lenders may terminate their commitments, declare immediately payable all borrowings under the ABL Credit Facility and foreclose on the collateral.

The above summary of the material terms of the ABL Credit Facility does not purport to be complete and is qualified in its entirety by reference to the ABL Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01    Other Events.

On May 7, 2020, the Company issued a press release announcing the closing of the offering of the Notes and the ABL Credit Facility and providing a business update in response to the impacts of COVID-19 on its operations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of May 7, 2020, by and among The Gap, Inc., the Guarantors party thereto and U.S. Bank National Association as trustee and as collateral agent

4.2	Form of 8.375% Senior Secured Notes due 2023, included as Exhibit A-1 to the Indenture

4.3	Form of 8.625% Senior Secured Notes due 2025, included as Exhibit A-2 to the Indenture

4.4	Form of 8.875% Senior Secured Notes due 2027, included as Exhibit A-3 to the Indenture

10.1*	Third Amended and Restated Revolving Credit Agreement dated as of May 7, 2020

99.1	Press Release dated May 7, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: May 8, 2020	By:	/s/ Katrina O'Connell
Katrina O'Connell
Executive Vice President and
Chief Financial Officer